INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), is made and entered into this     day of         , 20XX, by and between COMARCO, Inc. a California corporation (the “Company”), and                     (the “Indemnitee”) with reference to the following facts:

A. Indemnitee is an agent, officer and/or director of the Company.

B. The Company has determined that, to retain highly competent persons as agents, officers and directors of the Company, such persons should be adequately protected against liabilities incurred in the performance of their duties in such capacities.

C. The Company desires to provide Indemnitee with the protection provided for below.

NOW, THEREFORE, it is agreed as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meaning set forth below:

(a) “Agent” of the Company shall mean any person who is or was a director, officer, employee or other agent of the Company; or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company; or was a director, officer, employee or agent of another enterprise at the request of such predecessor corporation.

(b) “Expenses” shall include without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Agreement, Section 317 of the California Corporation Code or otherwise.

(c) “Proceeding” shall mean any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative.

2. Agreement to Serve. Indemnitee will continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent of the Company, so long as he is duly elected or appointed and qualified in accordance with the By-Laws of the Company, or until he tenders his written resignation therefrom; provided, however, that nothing contained herein shall create or is intended to create any right to continued employment of Indemnitee by the Company.

3. Indemnification. The Company hereby agrees to indemnify Indemnitee, and hold Indemnitee harmless form and against:

(a) If Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company to procure a judgement in its favor) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by him in such capacity, any and all Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by him in connection with such Proceeding if Indemnitee acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) If Indemnitee was or is a party to or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Agent of the Company, or by reason of anything done or not done by him in any such capacity, any and all Expenses actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he believe to be in the best interests of the Company and its shareholders; except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of his duty to the Company and its shareholders unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine.

(c) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some, but not all, of any Expenses incurred by him, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(d) This Agreement and the indemnification provided for hereunder shall apply only to Proceedings based on or arising out of facts or errors, acts or omissions by Indemnitee initiated or occurring after the effective date of this Agreement.

4. Advancement of Expenses. Subject to Section 9 and Section 10 hereof, the Company shall advance all Expenses incurred by Indemnitee in defending any Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company prior to the final disposition thereof upon receipt by the Company of an agreement by or on behalf of Indemnitee to repay the Company such advanced amount if it shall be determined ultimately that Indemnitee is not entitled to be indemnified by the company as authorized hereby. The advances of Expenses to be made hereunder shall be paid by the Company to Indemnitee within 30 days following delivery of a written request therefor by Indemnitee to the Company.

5. Indemnification Procedure; Determination of Right to Indemnification.

(a) Promptly upon receipt by Indemnitee of notice of the commencement of, or the threatened commencement of, any Proceeding against him, Indemnitee shall give written notice thereof to the Company.

(b) If, at the time of receipt of the written notice specified in subparagraph (a) above, the Company has in effect directors’ and officers’ liability insurance, the Company shall promptly notify its insurer or insurers of the matters contained in such written notice in accordance with the terms of such insurance policy or policies and shall thereafter take all action necessary to cause such insurer or insurers to pay, on Indemnitee’s behalf, all amounts payable as a result of such Proceeding or threatened Proceeding in accordance with the terms of such policies. If the Company does not have such insurance covering the actions arising out of the Proceeding, or threatened Proceeding, or the Company determines that any Expenses will not be payable under such insurance, the Company shall assume defense of such Proceeding, or threatened Proceeding, with counsel reasonably satisfactory to Indemnitee. Thereafter, the Company shall not be liable to Indemnitee under this Agreement for any attorneys’ fee subsequently incurred by Indemnitee with respect to the defense of such Proceeding(s) provided that Indemnitee shall have the right to employ, at his expense, counsel of his choice in such Proceeding(s) and provided further that if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding(s) or (C) the Company shall not, in fact, employ counsel to assume the defense of such Proceeding(s), then the reasonable fees and expenses of counsel for Indemnitee shall be borne by the Company.

(c) Except as provided in Section 4 hereof, all payments on account of the Company’s indemnification obligations hereunder shall be made within 60 days of Indemnitee’s written request therefor unless it is determined by (A) the Board of Directors of the Company by a majority vote of a quorum thereof consisting of directors who are not parties to the Proceeding for which indemnification is sought; (B) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (C) by the shareholders of the Company within said 60 day period that Indemnitee has not met the applicable standard of conduct set forth in Section 3 hereof and is not entitled to such indemnification. Notwithstanding a determination that Indemnitee is not entitled to indemnification under Section 3 hereof, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitees right to indemnification pursuant to this Agreement.

6. Non-Exclusivity. The indemnification and advancement of Expenses provided for in this Agreement shall not be exclusive of other rights Indemnitee may have under applicable law, other agreements between the Company and Indemnitee, the Company’s Articles of Incorporation or By-Laws or by vote of the Company’s shareholders or disinterested directors or otherwise.

7. Continuation of Indemnity. The indemnification and advancement of Expenses by the Company to Indemnitee provided for under this Agreement shall survive and continue after termination of Indemnitee as an officer, director, employee or other agent of the Company as to any acts or omissions by Indemnitee while serving in such capability.

8. No Presumption. The termination of any Proceeding against Indemnitee by judgement, order, settlement (with or without court approval) or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

9. Limitations on Indemnification. To the extent that Indemnitee has been successful on the merits in defense of any Proceeding referred to in Section 3 hereof, or in defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee and hold him harmless from and against all Expenses actually and reasonably incurred by him in connection therewith. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be liable hereunder to indemnify Indemnitee (a) if Indemnitee is or was a director of the Company, for any acts, omissions or transactions by him in such capacity from which he may not be relieved of liability as set forth in Section 204(a)(10) of the California Corporation Code, (b) as to any circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code, (c) in connection with any Proceeding or threatened Proceeding (i) initiated or brought voluntarily by Indemnitee and not by way of defense, unless, subject to subparagraph (g) below, brought to establish or enforce a right of indemnification under this Agreement or any statute or law or otherwise under said Section 317, provided however, that indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors of the Company, in its sole discretion, finds it to be appropriate, or (ii) against indemnitee:

(a) Which is settled by Indemnitee unless Indemnitee gives written notice of the threatened Proceeding in accordance with Section 5(a) hereof and the Company consents to such settlement;

(b) For which Indemnitee is otherwise indemnified by the Company;

(c) For which Indemnitee has been paid or is entitled to be paid by an insurance company under any insurance policy maintained by the Company;

(d) If a court of competent jurisdiction determines that indemnification relating to such claim would be unlawful;

(e) If, pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state or federal securities law, a claim is made for an accounting of profits arising from the purchase and sale by Indemnitee of securities of the Company;

(f) If a court of competent jurisdiction determines that Indemnitee’s conduct was knowingly fraudulent or deliberately dishonest and was material to the claim adjudicated by the court; or

(g) If a court of competent jurisdiction determines that the material assertions made by Indemnitee in a Proceeding instituted by him to enforce or interpret the provisions hereof was not made in good faith or was frivolous.

10. Additional Indemnification. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent now or hereafter permitted by law, although such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s By-Laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a California corporation to indemnify a director or an officer of the Company, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change, after the date hereof, in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a director or an officer of the Company, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on the Agreement or the parties’ rights and obligations under this Agreement.

11. Savings Clause. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (including any Section or subparagraph hereof containing an invalid, illegal or unenforceable provision) shall not be impaired thereby. To the extent practicable, any invalid, illegal or unenforceable provision of this Agreement shall be deemed modified as necessary to comply with all applicable laws.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Gender; Plural. For purposes hereof, the masculine gender shall include the feminine and neutral and the singular shall include the plural and vice-versa.

14. Headings; Governing Law. The Section headings used herein are for convenience of reference only and shall not be used in construing the meaning of any provision hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

15. Notices. All notices or other communication hereunder shall be in writing and shall be deemed to be effective and to have been duly given upon delivery, if personally delivered, or upon deposit in the mail if delivered by certified mail, postage prepaid, return receipt requested, to the respective parties, as follows:

If to Company:	COMARCO, Inc.
22541 Commercentre Drive
Lake Forest, CA 92630

If to Indemnitee:

or to such other address as a party may have furnished to the other in writing in accordance with this paragraph, except that notice of change of address shall only be effective upon receipt.

16. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

17. Amendment and Waiver. No supplement, modification or amendment of the Agreement shall be binding unless set forth in a writing executed by both parties hereto. No waiver of any provision of this Agreement shall be deemed or constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date first above written.

COMARCO, Inc.

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